Exhibit 34.15

Report of Independent Registered Public Accounting Firm

Senior Management

Rialto Capital Advisors, LLC

We have examined Management’s Assertion, included in the accompanying Management’s Assertion on Compliance with Applicable Regulation AB Servicing Criteria (“Management Assertion”), that Rialto Capital Advisors, LLC (“Rialto”) , complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s (SEC) Regulation AB with respect to the commercial mortgage loan platform (“Regulation AB Platform”) as defined in the Management Assertion related to the below - named Commercial Mortgage-Asset Backed Securities Transactions, except for any instances of material non-compliance described therein, as of December 31, 2016, and for the reporting period of January 1, 2016, to December 31, 2016, or the applicable shorter period there within, excluding criteria 1122 (d)(l)(iii), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x) (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which management has determined are not applicable to the activities performed by Rialto with respect to the platform.

Pooling and Servicing Agreements	Applicable Certification Period
WFRBS 2012-C8	January 1, 2016, to December 31, 2016
FDIC 2012-C1	January 1, 2016, to December 31, 2016
WFCM 2012-LC5	January 1, 2016, to December 31, 2016
UBS-Barclays 2012-C3	January 1, 2016, to December 31, 2016
UBS-Barclays 2012-C4	January 1, 2016, to December 31, 2016
GSMS 2012-GCJ9	January 1, 2016, to December 31, 2016
JPMCC 2012-LC9	January 1, 2016, to December 31, 2016
COMM 2013-LC6	January 1, 2016, to December 31, 2016
WFRBS 2013-C12	January 1, 2016, to December 31, 2016
UBS-Barclays 2013-C6	January 1, 2016, to December 31, 2016
GSMS 2013-GCJ12	January 1, 2016, to December 31, 2016
WFRBS 2013-C14	January 1, 2016, to December 31, 2016
WFRBS 2011-C5	January 1, 2016, to December 31, 2016
WFCM 2013-LC12	January 1, 2016, to December 31, 2016
WFRBS 2011-C2	January 1, 2016, to December 31, 2016
WFRBS 2011-C3	January 1, 2016, to December 31, 2016
WFRBS 2011-C4	January 1, 2016, to December 31, 2016
UBS-Citigroup 2011-C1	January 1, 2016, to December 31, 2016
UBS 2012-C1	January 1, 2016, to December 31, 2016
WFRBS 2012-C6	January 1, 2016, to December 31, 2016

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GSMS 2011-GC3	January 1, 2016, to December 31, 2016
COMM 2013-LC13	January 1, 2016, to December 31, 2016
WFRBS 2013-C16	January 1, 2016, to December 31, 2016
GSMS 2013-GCJ16	January 1, 2016, to December 31, 2016
WFRBS 2013-C17	January 1, 2016, to December 31, 2016
GSMS 2012-GC6	January 1, 2016, to December 31, 2016
MSBAM 2013-C13	January 1, 2016, to December 31, 2016
COMM 2014-CCRE14	January 1, 2016, to December 31, 2016
MSBAM 2014-C14	January 1, 2016, to December 31, 2016
WFRBS 2014-LC14	January 1, 2016, to December 31, 2016
COMM 2014-LC15	January 1, 2016, to December 31, 2016
WFRBS 2014-C20	January 1, 2016, to December 31, 2016
COMM 2014-CCRE18	January 1, 2016, to December 31, 2016
CGCMT 2014-GC23	January 1, 2016, to December 31, 2016
MSBAM 2014-C17	January 1, 2016, to December 31, 2016
COMM 2014-UBS5	January 1, 2016, to December 31, 2016
MSBAM 2014-C18	January 1, 2016, to December 31, 2016
COMM 2012-CCRE4	January 1, 2016, to December 31, 2016
COMM 2012-LC4*	January 1, 2016, to December 31, 2016
WFRBS 2014-C24	January 1, 2016, to December 31, 2016
JPMBB 2014-C25	January 1, 2016, to December 31, 2016
LCCM 2014-909	January 1, 2016, to December 31, 2016
MLMI 1998-C3	January 1, 2016, to December 31, 2016
WFCM 2014-LC18	January 1, 2016, to December 31, 2016
COMM 2015-DCl	January 1, 2016, to December 31, 2016
GSMS 2015-GC28	January 1, 2016, to December 31, 2016
WFCM 2015-C27	January 1, 2016, to December 31, 2016
WFCM 2015-LC20	January 1, 2016, to December 31, 2016
WFCM 2015-NXS1	January 1, 2016, to December 31, 2016
CSAIL 2015-C2	January 1, 2016, to December 31, 2016
WFCM 2015-NXS2	January 1, 2016, to December 31, 2016
COMM 2015-PC1	January 1, 2016, to December 31, 2016
CSAIL 2015-C3	January 1, 2016, to December 31, 2016
WFCM 2015-SG1	January 1, 2016, to December 31, 2016
WFCM 2015-LC22	January 1, 2016, to December 31, 2016
COMM 2015-CCRE27	January 1, 2016, to December 31, 2016
WFCM 2015-NXS4	January 1, 2016, to December 31, 2016
MSCI 2015-UBS8	January 1, 2016, to December 31, 2016
CSAIL 2016-C5	February 9, 2016, to December 31, 2016
WFCM 2016-C32	February 18, 2016, to December 31, 2016
WFCM 2016-NXS5	February 26, 2016, to December 31, 2016
CGCMT 2015-GC27*	January 1, 2016, to December 31, 2016
WFCM 2016-C33	March 31, 2016, to December 31, 2016
MSBAM 2016-C29	May 5, 2016, to December 31, 2016
CFCRE 2016-C4	May 18, 2016, to December 31, 2016

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GSMS 2016-GS2*	May 31, 2016, to December 31, 2016
BACM 2016-UBS10	June 7, 2016, to December 31, 2016
SGCMS 2016-C5	July 19, 2016, to December 31, 2016
WFCM 2016-BNK1	August 18, 2016, to December 31, 2016
CD 2016-CD1	August 25, 2016, to December 31, 2016
GSMS 2016-GS3	September 30, 2016, to December 31, 2016
MSBAM 2016-C31	November 14, 2016, to December 31, 2016
CGCMT 2016-C3	November 17, 2016, to December 31, 2016
CFCRE 2016-C6	November 22, 2016, to December 31, 2016
CSAIL 2016-C7	November 22, 2016, to December 31, 2016
MSC 2016-UBS12	December 7, 2016, to December 31, 2016

*	As qualified by Management’s Assertion and the relevant Annual Statements of Servicer Compliance (Item 1123).

Management is responsible for Rialto’s compliance with the servicing criteria. Our responsibility is to express an opinion on Management’s Assertion about Rialto’s compliance with the relevant servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and, accordingly, included examining on a test basis, evidence about Rialto’s compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Rialto’s compliance with the servicing criteria.

In our opinion, Management’s Assertion that Rialto complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed Securities Transactions, backed by the mortgage collateral pledged under such Commercial Mortgage-Asset Backed Securities Transactions, as of December 31, 2016, and the aforementioned reporting period then ended, is fairly stated, in all material respects.

Atlanta, Georgia.

March 1, 2017.

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